Exhibit 99.2

Viasattm Q1 FY23 SHAREHOLDER LETTER

Fellow Shareholders, Financial results for the fiscal first quarter ended June 30, 2022 were consistent with the expectations we communicated following Q4 FY2022 year end, and we remain confident in our plans for FY2023. Revenue for Q1 FY2023 was $678 million, a 2% year-over-year (YoY) increase from Q1 FY2022. GAAP net loss* for Q1 FY2023 was $22 million compared to net income of $17 million in the prior year period, while Adjusted EBITDA** was $132 million, a 17% decrease YoY. Service revenue reached a new record, up 10% YoY, while product revenue was negatively impacted by similar factors as in Q4 FY2022. Satellite Services earned record revenue in Q1 FY2023, where growth in in-flight connectivity (IFC) service revenue more than offset a decline in fixed broadband service revenue, largely as a consequence of allocating more of our existing bandwidth to IFC. As expected, Government Systems was impacted by delays in NSA certification of encryption products and by certain supply chain shortages. Commercial Networks had lower IFC terminal shipments in the quarter compared to a very strong Q1 FY2022, partially offset by strength in advanced ground antenna systems and energy market product revenue. Factors impacting Adjusted EBITDA in the quarter included increasing ground network operating costs ahead of ViaSat-3 (Americas) launch, market entry and support costs, and higher sales and marketing expense. Total consolidated awards in Q1 FY2023 were $783 million, 32% higher than a year ago, reflecting growth in Government Systems awards for space, 5G and mobile broadband, as well as increased awards for commercial air IFC terminals. Government Systems awards were up 29% YoY and 65% sequentially. We ended the quarter with backlog of $2.1 billion (excluding $3.6 billion of potential value under Indefinite Delivery Indefinite Quantity (IDIQ) awards), slightly lower compared to the prior year period. New business awards to date in Q2 FY2023 are also robust, particularly in Tactical Data Link products. We continue to target launch of ViaSat-3 (Americas) in Q3 FY2023 with commencement of commercial service in early Q4 FY2023. The last subsystems are being integrated onto the satellite in preparation for final environmental, vibration and acoustic testing. The ground infrastructure has passed initial performance tests and residential terminals are operating on an Alpha over-the-air network. In early July, the second ViaSat-3 (EMEA) payload module was delivered to Boeing for integration and testing, with launch targeted for mid-calendar year 2023. The third ViaSat-3 (APAC) payload has 80% of the modules installed and is preparing for payload performance testing. At a special meeting on June 21, 2022, Viasat received shareholder approval for the proposed acquisition of Inmarsat. The company received overwhelming support for the transaction, with more than 99% of the votes cast “for” the transaction-related proposals. Closing of the transaction remains subject to the receipt of domestic and international regulatory approvals and clearances as well as other customary closing conditions. Key events during the quarter and subsequent to quarter end lend confidence to our outlook for achieving record results for FY2023, consistent with our previous guidance of mid-teens Adjusted EBITDA growth YoY compared to FY2022. Key factors include:› As previously disclosed, in Q1 FY2023 Viasat was selected by Southwest Airlines to provide IFC, factory line-fit, for their new Boeing 737 MAX fleet, with deliveries anticipated to begin in the third quarter of this fiscal year. Southwest Airlines has firm orders for approximately 465 new 737s, and options for 167 additional aircraft. Total IFC orders from existing and new customers support our expectation of significant growth in IFC services revenue in the back half of FY2023. Passenger traffic on activated aircraft is expected to continue to be robust for the US domestic market, which constitutes the majority of our IFC business. › Total consolidated awards for Q1 FY2023 were $783 million, yielding a book-to-bill ratio of 1.2x and backlog of $2.1 billion. Product orders for Government Systems and Commercial Networks provide solid backlog for our anticipated 2nd half of FY2023 revenue and earnings growth. › Immediately following Q1 FY2023 close we collected a $62 million litigation verdict after it was upheld by a California appeals court. The payment, which came earlier in our fiscal year than expected, is for Acacia Communications, Inc.’s use of our intellectual property. A portion of the payment will contribute to FY2023 Adjusted EBITDA. We’ll provide more detail on the impact of these factors, among others, in the following sections of this letter. * Net income (loss) as used herein is defined as net income (loss) attributable to Viasat, Inc. common stockholders Shareholder Letter | Q1 Fiscal Year 2023 1 ** A reconciliation of Adjusted EBITDA to its closest GAAP equivalent is provided at the end of this letter

Q1 FY2023 Financial Results

- Revenue increased 2% YoY, to $678 million, primarily from growth in Satellite Services, partially offset by transient product revenue pressure in Government Systems and Commercial Networks
- Achieved record service revenue of $409 million, an increase of 10% YoY, which represented 60% of total revenue compared to 56% in the prior year period
- The net loss of $22 million reported for Q1 FY2023 compared to net income of $17 million in the prior year period was due primarily to lower Adjusted EBITDA and higher depreciation, intangible amortization and non-recurring acquisition related expenses
- Adjusted EBITDA for the quarter declined 17% YoY, primarily from higher costs associated with the ramp up to ViaSat-3 (Americas) service launch, higher SG&A supporting new business opportunities and product mix changes
- Satellite Services revenue increased 14% YoY, mainly due to 36% more IFC aircraft in service compared to the prior year period, growth in enterprise services as a result of the RigNet acquisition, organic growth in international fixed broadband and higher fixed broadband ARPU, which was offset by fewer U.S. residential subscribers resulting from capacity constraints
- Consolidated awards for the quarter increased 32% YoY to $783 million, driven primarily by strong bookings in both Government Systems and Commercial Networks, resulting in a healthy backlog of $2.1 billion and a book-to-bill of 1.2x
- Net leverage increased sequentially to 4.2x LTM Adjusted EBITDA, with net debt slightly lower than our quarter end target

AWARDS
$ in millions


$595
$832
$569
$653
$783
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23

REVENUE
$ in millions


$665
$701
$720
$702
$678
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23

OPERATING INCOME (LOSS)
$ in millions


$16.3
$8.3
$4.5
($20.8)
($27.1)
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23

NET INCOME (LOSS)*
$ in millions


$17.0
$3.3
($6.6)
($29.2)
($21.6)
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23

NON-GAAP NET INCOME (LOSS)*
$ in millions


$33.3
$25.4
$24.7
$4.8
$10.6
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23

ADJ. EBITDA**
$ in millions


$159
$155
$163
$134
$132
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23

Shareholder Letter | Q1 Fiscal Year 2023 2

AWARDS, REVENUE AND ADJ. EBITDA $ in millions $323 $250 $272 $253 $72 $51 Awards Revenue Adj. EBITDA Q1 FY22 Q1 FY23 AWARDS, REVENUE AND ADJ. EBITDA $ in millions $1,118 $1,107 $1,077 $1,068 $303 $260 Awards Revenue Adj. EBITDA LTM Prior Year LTM Current Year BACKLOG AND UNAWARDED IDIQ $ in millions $920 $895 $3,985 $3,638 Backlog Unawarded IDIQ Q1 FY22 Q1 FY23 Government Systems Segment Highlights Selected by U.S. Department of Defense to conduct 5G network research for Expeditionary Advanced Base Operations. The research will leverage Viasat’s 5G and tactical networking System Integration Lab to integrate digital twin capabilities using network modeling and emulation software for enhanced network planning and simulation Received $53 million NASA Communications Services Project award to provide real-time space data relay capabilities for NASA, providing a commercial capability to replace the TDRS system Opened new office in Aberdeen Proving Ground, strengthening our presence with the U.S. Army’s C5ISR campus and deepening our ability to support the U.S. Army’s network transformation Joined the UK Space Cluster on the Harwell Science and Innovation Campus. Harwell houses over 100 organizations, including the UK Space Agency and the European Space Agency, and is the largest concentration of space expertise in the UK Awards Government Systems awards in Q1 FY2023 were $323 million, an increase of 29% YoY and 65% sequentially, resulting in a 1.3x book-to-bill ratio. Space and government mobile broadband was the largest driver of the YoY increase with a significant award from NASA’s Communication Services Project for space relay capabilities and multiple awards to provide Link-16 capabilities for the Space Development Agency’s Tranche 1 Transport Layer. Government Systems ended the quarter with a backlog of $895 million, excluding approximately $3.6 billion of potential unawarded IDIQ contract value. Revenue In Q1 FY2023, typically a seasonally light quarter for this segment, Government Systems revenue was $253 million, a decrease of 7% YoY. Decreased product sales from government mobile broadband and tactical satcom modems were the main contributors of the YoY decline. We expect revenue growth to resume next quarter and continue in the second half of FY2023 as bottlenecks and spot supply chain issues are resolved. Adjusted EBITDA Q1 FY2023 Government Systems Adjusted EBITDA was $51 million, a decrease of 29% YoY, primarily due to decreased revenue, lower margin product sales mix and higher SG&A. Shareholder Letter | Q1 Fiscal Year 2023 3

Satellite Services

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions


$275
$317
$274
$312
$106
$103
Awards
Revenue
Adj. EBITDA
Q1 FY22
Q1 FY23

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions


$941
$1,236
$941
$1,227
$372
$427
Awards
Revenue
Adj. EBITDA
LTM Prior Year
LTM Current Year

REVENUE MIX
Annual and Quarterly Trends


16%
20%
23%
12%
35%
FY18
FY19
FY20
FY21
FY22
29%
35%
37%
39%
42%
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
U.S. Fixed Broadband
Mobility / International / Other

Segment Highlights

- Achieved record quarterly revenue of $312 million in Q1 FY2023, driven by strong growth in commercial air IFC services, the impact of the RigNet acquisition, including underlying organic revenue growth, and LATAM fixed broadband
- Reached 1,900 commercial aircraft in service at the end of Q1 FY2023, up 36% YoY, and announced a new contract with Southwest Airlines
- Launched new Choice packages – our fastest home internet plans that deliver enhanced download speeds of up to 150 Mbps – in select areas of the U.S.
- Enabled U.S. residential broadband plans to be available through the Affordable Connectivity Program, allowing eligible households to qualify for the benefit program that offers discounted internet services

Revenue

Satellite Services achieved record revenue in Q1 FY2023, reaching $312 million, up 14% YoY, led by commercial air IFC. We ended the quarter with 1,900 aircraft in service and about 500 more expected by fiscal year end paced by new aircraft deliveries in the second half of FY2023. U.S. fixed broadband revenue declined YoY on a lower subscriber base, as we allocated more bandwidth to mobility, partially offset by higher ARPU. International fixed broadband continues to grow YoY, mostly in Brazil with slight offsets from Europe. We continue to grow the proportion of mobility, international and enterprise fixed broadband revenue, reaching a record 42% this quarter, and expect sustained growth for this metric.

Adjusted EBITDA

In Q1 FY2023, Satellite Services Adjusted EBITDA was $103 million, a 3% decrease YoY and a 3% increase sequentially. Adjusted EBITDA margins were affected by growing expenses associated with activating more of the ViaSat-3 ground network, international activities, and lower margin contributions from RigNet.


1,550
1,700
1,880
1,910
1,930
Aircraft Installed
1,400
1,620
1,800
1,830
1,900
Aircraft In-Service***
Q1 FY22
Q2 FY22
Q3 FY22
Q4 FY22
Q1 FY23
Commercial Aircraft

***Excludes approximately 150, 80, 80, 80 and 30 aircraft that were inactive as of Jun 2021, Sep 2021, Dec 2021, Mar 2022 and Jun 2022 respectively, due to the COVID-19 pandemic

Shareholder Letter | Q1 Fiscal Year 2023 4

Commercial Networks

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions


$70
$142
$119
$113
($19)
($22)
Awards
Revenue
Adj. EBITDA
Q1 FY22
Q1 FY23

AWARDS, REVENUE AND ADJ. EBITDA
$ in millions


$502
$493
$372
$506
($90)
($103)
Awards
Revenue
Adj. EBITDA
LTM Prior Year
LTM Current Year


OVERSIZE LOAD

Segment Highlights

- Drove strong awards in Q1 FY2023, up 103% YoY, highlighted by Southwest Airlines' initial IFC terminal order, increased demand for RigNet enterprise products and steady awards from antenna systems
- Received certification from the Civil Aviation Administration of China to install our Ka-band system on Airbus A320 aircraft, and successfully demonstrated in-flight connectivity capabilities
- Reached a major milestone for the ViaSat-3 (EMEA) program in July 2022 with completion of payload integration and testing, and shipment of the satellite payload to the Boeing facility for integration with the satellite bus module
- Subsequent to quarter end, we collected a $62 million litigation verdict for Acacia Communications, Inc.'s use of our intellectual property

Awards

In Q1 FY2023, Commercial Networks awards were $142 million, up 103% YoY. The increase was primarily driven from commercial air IFC terminal products, including the Southwest Airlines order, and enterprise products from RigNet.

Revenue

Commercial Networks Q1 FY2023 revenue was $113 million, down 5% YoY due largely to the timing of IFC terminal shipments, which were more front loaded in FY2022, and which are expected to ramp up over the next several quarters in FY2023 for both existing and new commercial airline customers.

Adjusted EBITDA

Q1 FY2023 Commercial Networks Adjusted EBITDA loss was $22 million, an increase of 20% YoY. The contributing factors to the higher YoY loss were lower revenue flow through from commercial air products, product mix in antenna systems, and slightly higher SG&A, which included legal expenses associated with the Acacia lawsuits. R&D investments were largely flat YoY.

ViaSat-3 Update

The ViaSat-3 (Americas) satellite achieved a significant milestone after completing spacecraft thermal vacuum testing and is moving to the final stages of integration and testing. The expected Q3 FY2023 timing of satellite launch continues to support commencement of commercial service in early Q4 FY2023.

Shareholder Letter | Q1 Fiscal Year 2023 5

Balance Sheet, Cash Flows and Liquidity OPERATING CASH FLOW $ in millions $65 $163 $159 $119 $40 Q1 FY22 Q2FY22 Q3 FY22 Q4 FY22 Q1 FY23 CAPITAL EXPENDITURE & INVESTMENT $ in millions $400 $214 $237 $279 $271 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 NET DEBT & NET LEVERAGE RATIO $ in millions (except net leverage) 3.2x 3.2x 3.2x 3.6x 4.2x $1,887 $1,942 $2,031 $2,214 $2,443 Q1 FY22 Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 Note: Net leverage ratio is defined as principal amount of total debt less cash and cash equivalents, divided by LTM Adjusted EBITDA Operating Cash Flow Viasat generated $40 million in operating cash flow during the quarter, a decline of 39% YoY and 67% sequentially. The YoY comparison primarily reflects the decline in earnings, partially offset by improvements in working capital. Sequentially, the decrease is correlated to the seasonal settlement of certain liabilities and other accrued expenses. Overall, cash generation this year is expected to grow YoY despite incremental investment in deploying the ViaSat-3 constellation and costs to mitigate supply chain pressures. Capital Expenditure & Investment Q1 FY2023 capital expenditures and investment were $271 million, a decrease of 32% YoY. The YoY decline reflected the $139 million paid for the RigNet and EBI acquisitions in Q1 FY2022. Satellite capital expenditures were down primarily in our ViaSat-3 constellation program, offset by higher expenditures in software development and other related infrastructure. Debt and Leverage Our net debt and liquidity positions at quarter end reflect a combination of the current period of lower earnings and significant investments in the ViaSat-3 constellation, but overall remain healthy and within or slightly better than our plans. Net debt increased $229 million sequentially to $2.4 billion at the end of Q1 FY2023 while net leverage increased to 4.2x LTM Adjusted EBITDA. We expect net leverage will remain in this range throughout FY2023 and into FY2024 on a stand-alone basis, depending on the timing of the closing of the Inmarsat transaction. Our liquidity stood at $709 million at quarter end, which includes $222 million in cash and cash equivalents and $487 million remaining borrowing capacity under our revolving credit facility. Our strong balance sheet, record of strong execution, and forecasted earnings growth will allow us to continue to make the strategic investments that support our growth strategy. We are also well positioned to fund the closing of the Inmarsat acquisition with committed financing on terms and conditions that reflected credit market conditions at the time the deal was announced. Shareholder Letter     |     Q1 Fiscal Year 2023 6

FY2023 Outlook We achieved record full year financial performance in FY2022 despite challenges in Q4 FY2022 that included product certification delays, bandwidth constraints and costs associated with the ViaSat-3 ground network and new market entry. Although these impacts carried over into the first quarter of FY2023, the extent and diversity of our backlog offers good revenue visibility and a measure of resilience that lends confidence in our ability to manage those factors. For FY2023 on a stand-alone basis we reiterate our expectation of generating double-digit revenue and mid-teens Adjusted EBITDA growth compared to FY2022. IFC is expected to drive Satellite Services revenue growth as aircraft activations from new and existing customers scale throughout the year. Growth in international fixed broadband and enterprise fixed broadband is expected to be offset by constraints in U.S. fixed broadband until ViaSat-3 (Americas) enters service. Overall, growth is expected to be weighted towards the second half of FY2023, primarily due to the cumulative effects of IFC activations. We expect margins to reflect increasing expenses associated with activating the ViaSat-3 ground network as we approach launch and higher costs internationally. We anticipate Government Systems revenue growth will resume on a YoY basis, supported by strong awards in the first quarter, current second quarter contract wins to-date, our substantial backlog and IDIQ portfolio and resolution of transient bottlenecks. While FY2023 YoY segment revenue growth is targeted in the double digits, Adjusted EBITDA growth is expected to be somewhat lower due to product mix and planned, discretionary success-based R&D investment in attractive growth areas, including space, cyber, and JADC2/5G networking. Commercial Networks is expected to grow during FY2023, driven primarily by IFC mobility terminal deliveries from existing orders, additional orders from current and new IFC customers, the recently received Acacia litigation payment and backlog in ground antenna systems. Flow through of higher revenue and cost management are expected to drive meaningful YoY Adjusted EBITDA gains. Net leverage is expected to remain relatively constant throughout FY2023 as we continue investing in the upcoming ViaSat-3 constellation and associated ground network. We reiterate our guidance of YoY mid-teens Adjusted EBITDA CAGR relative to FY2022. We also expect to achieve our stand-alone FY2025 target of doubling revenue and more than doubling Adjusted EBITDA relative to FY2020. We are also confident in the enduring benefits that the Inmarsat transaction, once consummated, will deliver to our customers, shareholders and employees. On behalf of everyone at Viasat, we want to thank our shareholders, customers, partners and employees for their continued support. Sincerely, Mark Dankberg Rick Baldridge Shareholder Letter     |     Q1 Fiscal Year 2023 7

Forward Looking Statements This shareholder letter contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the proposed acquisition of Inmarsat (the Inmarsat Transaction) and any statements regarding the expected timing, financing, benefits, synergies, growth opportunities and other financial and operating benefits thereof, the closing of the Inmarsat Transaction and timing or satisfaction of regulatory and other closing conditions, or the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the combined company; projections of earnings, revenue, CAGR, net leverage, capital investments, costs or other financial items; anticipated growth and trends in our business or key markets, including expectations for growth following launch of the ViaSat-3 constellation; the ability to capitalize on awards received and unawarded IDIQ contract vehicles; future economic conditions and performance, including financial guidance and outlook and expectations for performance and results of operations in FY2023 and beyond; the development, demand, customer acceptance and anticipated performance of technologies, products or services; satellite construction and launch activities, including expectations regarding payload delivery, integration, testing, completion and launch of our ViaSat-3 class satellites and commencement of commercial service; the performance and anticipated benefits of our ViaSat-3 class satellites and any future satellite we may construct or acquire; the expected completion, capacity, service, coverage, service speeds and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; anticipated subscriber growth; plans, objectives and strategies for future operations; international growth and expansion opportunities; the number of future “tails in service” or additional aircraft under existing contracts with commercial airlines anticipated to be put into service with our IFC systems, as well as any statements regarding existing and prospective orders from current and new IFC customers; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: risks and uncertainties related to the pending Inmarsat Transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect us, the combined company or the expected benefits of the Inmarsat Transaction; the failure to satisfy any of the closing conditions to the Inmarsat Transaction on a timely basis or at all; any adverse impact on our business as a result of uncertainty surrounding the Inmarsat Transaction; the nature, cost and outcome of any legal proceedings related to the Inmarsat Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the Inmarsat Transaction, including in circumstances requiring us to pay a termination fee; the risk that our stock price may decline significantly if the Inmarsat Transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the Inmarsat Transaction; risks that the Inmarsat Transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Inmarsat Transaction on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate Inmarsat operations, technologies and employees; our ability to realize anticipated benefits and synergies of the Inmarsat Transaction, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; our ability to ensure continued performance and market growth of the combined company’s business; our ability to realize the anticipated benefits of the ViaSat-3 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of commercial services on our ViaSat-3 satellites; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; the impact of the COVID-19 pandemic on our business, suppliers, consumers, customers, and employees or the overall economy; our ability to realize the anticipated benefits of our other acquisitions or strategic partnering arrangements, including the RigNet and EBI acquisitions; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason. Shareholder Letter     |     Q1 Fiscal Year 2023 8

Use of Non-GAAP Financial Information To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Viasat uses non-GAAP net income (loss) attributable to Viasat, Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to Viasat’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below. LTM financial data for Viasat is for the twelve-month period ended June 30, 2022, is unaudited and is derived from Viasat’s unaudited condensed consolidated financial statements for the three months ended June 30, 2022 and June 30, 2021 and audited consolidated financial statements for the fiscal year ended March 31, 2022. Copyright © 2022 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. Shareholder Letter     |     Q1 Fiscal Year 2023 9

Viasat First Quarter Fiscal Year 2023 Results

Financial Results

(In millions, except per share data)	Q1 FY23	Q1 FY22	Year-Over-Year Change
Revenues	$678.2	$664.9	2%
Net income (loss)(1)	($21.6)	$17.0	*
Non-GAAP net income (loss)(1)	$10.6	$33.3	(68)%
Adjusted EBITDA	$131.8	$159.0	(17)%
Diluted per share net income (loss)(1)	($0.29)	$0.23	*
Non-GAAP diluted per share net income (loss)(1),(2)	$0.14	$0.46	(70)%
Fully diluted weighted average shares(2)	74.9	72.8	3%

New contract awards(3)	$782.6	$595.0	32%
Sales backlog(4)	$2,065.2	$2,224.1	(7)%

Segment Results

(In millions)	Q1 FY23	Q1 FY22	Year-Over-Year Change
Satellite Services
New contract awards(3)	$317.3	$275.0	15%
Revenues	$312.1	$274.1	14%
Operating profit (loss)(5)	$3.5	$12.5	(72)%
Adjusted EBITDA	$103.2	$106.0	(3)%

Commercial Networks
New contract awards	$142.2	$70.0	103%
Revenues	$112.8	$118.6	(5)%
Operating profit (loss)(5)	($42.4)	($37.7)	12%
Adjusted EBITDA	($22.4)	($18.7)	20%

Government Systems
New contract awards	$323.1	$250.0	29%
Revenues	$253.3	$272.1	(7)%
Operating profit (loss)(5)	$19.4	$47.4	(59)%
Adjusted EBITDA	$51.1	$71.6	(29)%

(1)	Attributable to Viasat, Inc. common stockholders.
(2)

As the three months ended June 30, 2022 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three months ended June 30, 2022 resulted in non-GAAP net income, 75.9 million diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Awards exclude future revenue under recurring consumer commitment arrangements.
(4)

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

(5)	Before corporate and amortization of acquired intangible assets.
*	Percentage not meaningful.

Shareholder Letter | Q1 Fiscal Year 2023	10

Viasat First Quarter Fiscal Year 2023 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2022	June 30, 2021

Revenues:
Product revenues	$268,800	$293,264
Service revenues	409,423	371,596

Total revenues	678,223	664,860

Operating expenses:
Cost of product revenues	210,686	219,347
Cost of service revenues	271,700	234,629
Selling, general and administrative	179,613	154,200
Independent research and development	35,763	34,463
Amortization of acquired intangible assets	7,523	5,929

Income (loss) from operations	(27,062)	16,292
Interest expense, net	(5,750)	(6,229)
Other income, net	1,011	4,118

Income (loss) before income taxes	(31,801)	14,181
(Provision for) benefit from income taxes	10,762	4,087
Equity in income (loss) of unconsolidated affiliates, net	—	(256)

Net income (loss)	(21,039)	18,012
Less: net income (loss) attributable to noncontrolling interest, net of tax	525	1,044

Net income (loss) attributable to Viasat, Inc.	$(21,564)	$16,968

Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(0.29)	$0.23

Diluted common equivalent shares(2)	74,863	72,818

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:
(In thousands, except per share data)	Three months ended
	June 30, 2022	June 30, 2021
GAAP net income (loss) attributable to Viasat, Inc.	$(21,564)	$16,968
Amortization of acquired intangible assets	7,523	5,929
Stock-based compensation expense	21,232	22,218
Acquisition related expenses	13,072	7,002
Other income, net	—	(4,118)
Income tax effect (1)	(9,712)	(14,728)

Non-GAAP net income (loss) attributable to Viasat, Inc.	$10,551	$33,271

Non-GAAP diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$0.14	$0.46

Diluted common equivalent shares(2)	75,883	72,818

(1)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.
(2)

As the three months ended June 30, 2022 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three months ended June 30, 2022 resulted in non-GAAP net income, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA IS AS FOLLOWS:
(In thousands)	Three months ended
	June 30, 2022	June 30, 2021
GAAP net income (loss) attributable to Viasat, Inc.	$(21,564)	$16,968
Provision for (benefit from) income taxes	(10,762)	(4,087)
Interest expense, net	5,750	6,229
Depreciation and amortization	124,087	114,752
Stock-based compensation expense	21,232	22,218
Acquisition related expenses	13,072	7,002
Other income, net	—	(4,118)

Adjusted EBITDA	$131,815	$158,964

Shareholder Letter | Q1 Fiscal Year 2023	11

Viasat First Quarter Fiscal Year 2023 Results (cont.)

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 30, 2022				Three months ended June 30, 2021
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$3,500	$(42,397)	$19,358	$(19,539)	$12,513	$(37,708)	$47,416	$22,221
Depreciation (3)	77,374	9,621	15,358	102,353	70,247	9,542	14,360	94,149
Stock-based compensation expense	6,571	6,709	7,952	21,232	8,341	6,943	6,934	22,218
Other amortization	8,044	2,425	3,742	14,211	8,239	2,510	3,925	14,674
Acquisition related expenses	7,775	190	5,107	13,072	7,002	—	—	7,002
Other income, net	—	1,011	—	1,011	—	—	—	—
Equity in income (loss) of unconsolidated affiliates, net	—	—	—	—	(256)	—	—	(256)
Noncontrolling interest	(60)	—	(465)	(525)	(40)	—	(1,004)	(1,044)

Adjusted EBITDA	$103,204	$(22,441)	$51,052	$131,815	$106,046	$(18,713)	$71,631	$158,964

	Twelve months ended June 30, 2022				Twelve months ended June 30, 2021
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$33,849	$(184,987)	$146,437	$(4,701)	$50,223	$(167,063)	$206,532	$89,692
Depreciation (3)	307,975	42,342	65,263	415,580	251,859	36,758	58,633	347,250
Stock-based compensation expense	27,837	28,763	29,222	85,822	27,978	29,130	29,047	86,155
Other amortization	33,013	10,006	15,860	58,879	33,341	10,366	18,442	62,149
Acquisition related expenses	24,203	190	15,642	40,035	9,119	565	646	10,330
Other income, net	—	1,011	—	1,011	—	—	—	—
Equity in income (loss) of unconsolidated affiliates, net	(25)	—	—	(25)	(31)	—	—	(31)
Noncontrolling interest	(240)	—	(12,292)	(12,532)	(40)	—	(10,552)	(10,592)

Adjusted EBITDA	$426,612	$(102,675)	$260,132	$584,069	$372,449	$(90,244)	$302,748	$584,953

(3)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of		As of	As of
Assets	June 30, 2022	March 31, 2022	Liabilities and Equity	June 30, 2022	March 31, 2022

Current assets:			Current liabilities:
Cash and cash equivalents	$221,520	$310,459	Accounts payable	$246,516	$219,088
Accounts receivable, net	372,118	359,269	Accrued and other liabilities	441,141	516,422
Inventories	362,007	341,890	Current portion of long-term debt	38,471	34,911

Prepaid expenses and other current assets	172,692	147,854	Total current liabilities	726,128	770,421

Total current assets	1,128,337	1,159,472
			Senior notes	1,686,965	1,686,225
			Other long-term debt	902,880	764,991
			Non-current operating lease liabilities	316,096	327,664
Property, equipment and satellites, net	3,864,499	3,741,912	Other liabilities	149,174	157,451

Operating lease right-of-use assets	345,369	356,176	Total liabilities	3,781,243	3,706,752

Other acquired intangible assets, net	222,187	236,043	Total Viasat, Inc. stockholders’ equity	2,652,859	2,633,866
Goodwill	187,359	190,113	Noncontrolling interest in subsidiary	49,253	48,728

Other assets	735,604	705,630	Total equity	2,702,112	2,682,594

Total assets	$6,483,355	$6,389,346	Total liabilities and equity	$6,483,355	$6,389,346

Shareholder Letter | Q1 Fiscal Year 2023	12

Viasat Financial Reconciliation Prior Periods

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands)

	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021

GAAP net income (loss) attributable to Viasat, Inc.	$(29,180)	$(6,613)	$3,291
Amortization of acquired intangible assets	7,870	7,531	7,399
Stock-based compensation expense	22,132	21,435	21,023
Acquisition related expenses	14,613	11,862	488
Income tax effect(1)	(10,613)	(9,524)	(6,784)

Non-GAAP net income (loss) attributable to Viasat, Inc.	$4,822	$24,691	$25,417

(1)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021

GAAP net income (loss) attributable to Viasat, Inc.	$(29,180)	$(6,613)	$3,291
Provision for (benefit from) income taxes	(10,768)	3,492	(2,874)
Interest expense, net	11,611	5,025	6,022
Depreciation and amortization	125,959	127,628	127,108
Stock-based compensation expense	22,132	21,435	21,023
Acquisition related expenses	14,613	11,862	488

Adjusted EBITDA	$134,367	$162,829	$155,058

Shareholder Letter | Q1 Fiscal Year 2023	13